As filed with the Securities and Exchange Commission on February 24, 2012

Registration No. 333-125667

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZIMMER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-4151777
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
345 East Main Street Warsaw, Indiana 46580
(Address of Principal Executive Offices) (Zip Code)

ZIMMER HOLDINGS, INC. TEAMSHARE STOCK OPTION PLAN

(Full title of the plan)

Chad F. Phipps

Senior Vice President, General Counsel and Secretary

Zimmer Holdings, Inc.

345 East Main Street

Warsaw, Indiana 46580

(Name and address of agent for service)

(574) 267-6131

(Telephone number, including area code, of agent for service)

Copy to:

David C. Worrell

Faegre Baker Daniels LLP

600 East 96th Street, Suite 600

Indianapolis, Indiana 46240

(317) 569-9600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated Filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

EXPLANATORY NOTE

Zimmer Holdings, Inc. (the “Registrant”) has filed this Post-Effective Amendment No. 3 to Form S-8 Registration Statement (this “Post-Effective Amendment”) to deregister certain securities issuable under the Zimmer Holdings, Inc. TeamShare Stock Option Plan (the “TeamShare Plan”), which were originally registered by the Registrant on a registration statement on Form S-8 (File No. 333-125667) filed with the Securities and Exchange Commission (the “Commission”) and becoming effective on June 9, 2005, as amended by the Post-Effective Amendment No. 1 thereto filed on February 26, 2010 and the Post-Effective Amendment No. 2 thereto filed on February 25, 2011 (the “Prior Registration Statement”).

On February 13, 2009, the Board of Directors adopted, subject to stockholder approval, the Zimmer Holdings, Inc. 2009 Stock Incentive Plan (the “2009 Plan”). On May 4, 2009, the 2009 Plan was approved by the stockholders at the Registrant’s annual meeting of stockholders. The 2009 Plan provides, among other things, that any shares of the Registrant’s Common Stock, par value $0.01 per share (the “Common Stock”) subject to outstanding awards under the TeamShare Plan, that expire, are forfeited or become unexercisable are available for issuance under the 2009 Plan.

As of the date of this Post-Effective Amendment, the total number of shares of Common Stock subject to awards that have expired, were forfeited or became unexercisable under the TeamShare Plan and not yet registered under the 2009 Plan, is 832,080 (the “Newly Available TeamShare Plan Shares”). These Newly Available TeamShare Plan Shares are no longer available for new awards under the TeamShare Plan and will not be issued under the TeamShare Plan.

The Registrant is concurrently filing a separate Registration Statement on Form S-8 to register the Newly Available TeamShare Plan Shares and the newly available shares from another plan for issuance under the 2009 Plan. This Post-Effective Amendment is hereby filed to reflect that, following the date hereof, the Newly Available TeamShare Plan Shares may not be issued under the TeamShare Plan and to deregister the Newly Available TeamShare Plan Shares under the Prior Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on February 24, 2012.

ZIMMER HOLDINGS, INC.

By:	/s/ Chad F. Phipps
Chad F. Phipps Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in their respective capacities, on February 24, 2012.

Signature	Title

*	President, Chief Executive Officer and Director
David C. Dvorak	(Principal Executive Officer)

*	Executive Vice President, Finance
James T. Crines	and Chief Financial Officer (Principal Financial Officer)

*	Vice President, Finance and Corporate Controller and
Derek M. Davis	Chief Accounting Officer (Principal Accounting Officer)

*	Director
Betsy J. Bernard

*	Director
Marc N. Casper

*	Director
Larry C. Glasscock

*	Director
Robert A. Hagemann

Director
Arthur J. Higgins

*	Director
John L. McGoldrick

*	Director
Cecil B. Pickett, Ph.D.

*	This Post-Effective Amendment has been signed by the undersigned attorney-in-fact on behalf of each person so indicated pursuant to powers of attorney previously filed with the Commission.

/s/ Chad F. Phipps
Chad F. Phipps, Attorney-in-Fact